Exhibit 99.1

Moved on Business Wire
August 11, 2015

CSC Delivers Earnings Growth, Margin Expansion and Improved Cash Flow Performance
in First Quarter 2016

•	Diluted Earnings per Share from Continuing Operations of $1.14

•	Non-GAAP Diluted Earnings per Share from Continuing Operations of $1.11, up 8% YoY

•	Income from Continuing Operations Before Taxes of $228 Million

•	Operating Income of $298 Million and Operating Income Margin of 10.8%, up 140 basis points YoY

•	Net Cash Provided by Operating Activities of $324 Million, up 19% YoY

•	Free Cash Flow of $120 Million, up $50 Million YoY

•	Returned $150 Million to Shareholders in First Quarter

•	FY16 Non-GAAP EPS from Continuing Operations Target Remains $4.75 to $5.05

FALLS CHURCH, Va., Aug. 11, 2015 - CSC (NYSE: CSC) today reported results for the first quarter of fiscal year 2016.

“First-quarter results were consistent with our expectations for the start of fiscal 2016," said Mike Lawrie, president and CEO. “Profitability improved year-over-year in our commercial business and remained strong in our public sector business, and we also delivered strong cash flow. We filed our Form 10 and continue to target October for the completion of our separation into two publicly traded, pure-play companies. Finally, our new core-banking-software joint venture with HCL and our intention to acquire Fixnetix and Fruition Partners are prime examples of how we are investing to shape CSC’s post-separation commercial business, best serve our global clients, and capitalize on growth opportunities in the marketplace.”

Financial Highlights

•
Diluted earnings per share from continuing operations were $1.14 in the first quarter, up 11 percent from $1.03 in the year-ago period. Diluted earnings per share from continuing operations included the impact of certain non-recurring items, including ($0.09) per share in separation costs, $0.10 per share from a gain on a divested business, and $0.01 per share in SEC settlement-related items. Non-GAAP diluted earnings per share from continuing operations exclude these items and were $1.11, up 8 percent when compared with $1.03 in the first quarter of fiscal 2015.

•	Income from continuing operations before taxes was $228 million, up 7 percent from the year-ago period.

•	Operating income of $298 million compares with $304 million in the prior year. Operating margin of 10.8 percent for the quarter increased from 9.4 percent in the prior year.

•	Income from continuing operations was $164 million for the first quarter compared with $159 million in the prior year.

•
Earnings before interest and taxes (EBIT) of $252 million compares with $248 million in the first quarter of fiscal 2015. EBIT included the impact of certain non-recurring items, including $18 million in separation costs, a $22 million gain on divestiture, and $3 million in SEC settlement-related items. Adjusted EBIT, which excludes the impact of these items, was $245 million, and adjusted EBIT margin of 8.9 percent improved from 7.7 percent in the prior year.

•
Net cash provided by operating activities was $324 million in the first quarter, an improvement of $51 million, or 19 percent, from the prior year. The increase in net cash provided by operating activities was driven by better working capital management.

•
Free cash flow was $120 million in the first quarter, an increase of $50 million from the prior year. The increase in in free cash flow was driven by higher net cash provided by operating activities as well as lower capital expenditures.

•	As a result of CSC’s fiscal year convention, last year’s first quarter contained an extra week.

Global Business Services
GBS revenue of $919 million in the quarter compares with $1,088 million in the year ago quarter, a decline of 7.5 percent year-over-year in constant currency. The GBS revenue decline was driven by the ongoing repositioning of our consulting business, contract completions in our applications business, and the impact of the extra week, partially offset by growth in industry software and solutions. Adjusting for the full impact of the extra week, GBS revenue declined approximately 4 percent year-over year on a constant currency basis. GBS operating margin of 10.6 percent increased from 9.9 percent in the prior year, driven by slightly higher utilization and the ongoing benefit of our cost takeout actions. New business awards for GBS were $0.9 billion in the first quarter.

Global Infrastructure Services
GIS revenue of $885 million in the quarter compares with $1,131 million in the year-ago quarter, a decline of 15.3 percent year-over-year in constant currency. The GIS revenue decline was driven by the impact of restructured contracts, other contract completions, and price-downs, as well as the extra week, which more than offset growth in our traditional infrastructure business and next-generation offerings. Adjusting for the full impact of the extra week, GIS revenue declined approximately 12 percent year-over-year in constant currency. GIS operating margin was 6.0 percent in the quarter compared with 6.3 percent in the prior year. New business awards for GIS were $1.4 billion in the quarter.

North American Public Sector
NPS revenue was $957 million in the first quarter, a decrease of 6.0 percent when compared with $1,018 million in the first quarter of fiscal 2015. New tasking, higher volumes, and added scope on several contracts, particularly in our civilian business, partially offset reduced tasking and wind-downs on other programs, as well as the impact of the extra week. Adjusting for the full impact of the extra week, NPS revenue declined approximately 2 percent year-over-year. NPS operating margin of 14.2 percent compares with 14.8 percent in the prior year. New business awards for NPS were $1.0 billion in the quarter.

Returning Capital to Shareholders
During the first quarter, CSC returned $150 million to shareholders, consisting of $32 million in common stock dividends and $118 million of share repurchases. CSC repurchased 1.8 million shares through open market purchases at an average price of $66.34. CSC had 138,053,490 basic shares outstanding on July 3, 2015.

“Looking ahead, we continue to target non-GAAP EPS from continuing operations of $4.75 to $5.05 for fiscal 2016, and our free cash flow target remains unchanged at $750 to $800 million,” Lawrie said. “As we continue to make good progress toward our planned separation later this year, we remain committed to serving our clients, investing where appropriate to position for growth, and delivering value for our shareholders.”

Conference Call and Webcast

CSC senior management will host a conference call and webcast at 5 p.m. ET today. The dial-in number for domestic callers is 888-554-1431. Callers who reside outside of the United States or Canada should dial 719-325-2280. The passcode for all participants is 9716903. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until August 18, 2015. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 9716903. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, and certain further adjustments thereto, which management believes provides useful information to investors, including: operating income, earnings before interest and taxes (EBIT), adjusted EBIT, free cash flow, and non-GAAP results including non-GAAP income (loss) from continuing operations and non-GAAP diluted earnings (loss) per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.

About CSC

Computer Sciences Corporation (CSC) is a global leader of next generation information technology (IT) services and solutions. The Company's mission is to enable superior returns on our clients’ technology investments through best-in-class industry solutions, domain expertise and global scale. CSC has approximately 70,000 employees and reported revenue of $11.7 billion for the 12 months ended July 3, 2015. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.
# # #

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
George Price, Investor Relations, 703-641-3842, gprice4@csc.com

Business Segment Revenues, Operating Income and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	July 3, 2015	July 4, 2014	% Change	% Change in Constant Currency
Global Business Services	$919	$1,088	(15.5)%	(7.5)%
Global Infrastructure Services	885	1,131	(21.8)	(15.3)
North American Public Sector	957	1,018	(6.0)	(6.0)
Total Revenues	$2,761	$3,237	(14.7)%	(9.8)%

Operating Income and Operating Margins by Segment
	Quarter Ended
	July 3, 2015		July 4, 2014
(Amounts in millions)	Operating Income	Operating Margin	Operating Income	Operating Margin
Global Business Services	$97	10.6%	$108	9.9%
Global Infrastructure Services	53	6.0	71	6.3
North American Public Sector	136	14.2	151	14.8
Corporate	12	—	(26)	—
Total Operating Income	$298	10.8%	$304	9.4%

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended
(Amounts in millions, except per-share amounts)	July 3, 2015	July 4, 2014

Revenues	$2,761	$3,237

Costs of services (excludes depreciation and amortization and restructuring costs)	2,026	2,364
Selling, general and administrative (excludes restructuring costs)	284	344
Depreciation and amortization	207	272
Restructuring costs	—	10
Separation costs	18	—
Interest expense	35	39
Interest income	(11)	(5)
Other income, net	(26)	(1)
Total costs and expenses	2,533	3,023

Income from continuing operations, before taxes	228	214
Income tax expense	64	55
Income from continuing operations	164	159
Loss from discontinued operations, net of taxes	—	(8)
Net income	164	151
Less: net income attributable to noncontrolling interest, net of tax	4	5
Net income attributable to CSC common stockholders	$160	$146

Earnings (loss) per common share
Basic:
Continuing operations	$1.16	$1.06
Discontinued operations	—	(0.06)
	$1.16	$1.00
Diluted:
Continuing operations	$1.14	$1.03
Discontinued operations	—	(0.05)
	$1.14	$0.98

Cash dividend per common share	$0.23	$0.23

Weighted average common shares outstanding for:
Basic EPS	137.917	145.338
Diluted EPS	140.801	148.251

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	July 3, 2015	April 3, 2015

Assets
Cash and cash equivalents	$2,199	$2,098
Receivables, net	2,123	2,369
Prepaid expenses and other current assets	474	438
Total current assets	4,796	4,905

Property and equipment, net	1,558	1,583
Software, net	747	751
Outsourcing contract costs, net	332	326
Goodwill	1,671	1,671
Other assets	1,012	965
Total Assets	$10,116	$10,201

Liabilities
Short-term debt and current maturities of long-term debt	$911	$904
Accounts payable	412	422
Accrued payroll and related costs	450	356
Accrued expenses and other current liabilities	1,060	1,239
Deferred revenue and advance contract payments	645	618
Income taxes payable and deferred income taxes	55	62
Total current liabilities	3,533	3,601

Long-term debt, net of current maturities	1,707	1,765
Income tax liabilities and deferred income taxes	415	412
Other long-term liabilities	1,447	1,474

Total Equity	3,014	2,949

Total Liabilities and Equity	$10,116	$10,201

Consolidated Condensed Statements of Cash Flows
(preliminary and unaudited)

	Quarter Ended
(Amounts in millions)	July 3, 2015	July 4, 2014
Cash flows from operating activities:
Net income	$164	$151
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	207	272
Stock-based compensation	(12)	19
Net gain on dispositions of businesses and assets	(51)	(20)
Excess tax benefit from stock based compensation	(14)	(9)
Other non cash charges, net	13	14
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in assets	211	(19)
Decrease in liabilities	(194)	(135)
Net cash provided by operating activities	324	273

Cash flows from investing activities:
Purchases of property and equipment	(90)	(102)
Payments for outsourcing contract costs	(21)	(14)
Software purchased and developed	(35)	(52)
Business dispositions	34	5
Proceeds from sale of assets	43	49
Other investing activities, net	(15)	—
Net cash used in investing activities	(84)	(114)

Cash flows from financing activities:
Borrowings under lines of credit and short-term debt	3	—
Repayment of borrowings under lines of credit	—	(17)
Principal payments on long-term debt	(69)	(84)
Proceeds from stock options and other common stock transactions	24	88
Excess tax benefit from stock-based compensation	14	9
Repurchase of common stock	(118)	(148)
Dividend payments	(32)	(29)
Net cash used in financing activities	(178)	(181)
Effect of exchange rate changes on cash and cash equivalents	39	19
Net increase (decrease) in cash and cash equivalents	101	(3)
Cash and cash equivalents at beginning of year	2,098	2,443
Cash and cash equivalents at end of period	$2,199	$2,440

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, earnings before interest and taxes (EBIT), adjusted EBIT, and free cash flow, to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company's financial condition and results of operations as they provide another measure of the Company's profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (as compared to reported earnings) is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income and income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows. Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

GAAP Reconciliations

Operating Income
(preliminary and unaudited)

CSC defines operating income as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (SG&A) expense, excluding corporate G&A, actuarial and settlement charges related to CSC's pension and other post-employment benefit (OPEB) plans, and separation costs. Operating margin is defined as operating income as a percentage of revenue. A reconciliation of consolidated operating income to income from continuing operations, before taxes is as follows:

	Quarter Ended
(Amounts in millions)	July 3, 2015	July 4, 2014
Operating income	$298	$304
Corporate G&A	(54)	(56)
Pension & OPEB actuarial & settlement losses	—	(1)
Separation costs	(18)	—
Interest expense	(35)	(39)
Interest income	11	5
Other income, net	26	1
Income from continuing operations before taxes	$228	$214

Operating Margin	10.8%	9.4%

Earnings Before Interest and Taxes and Adjusted Earnings Before Interest and Taxes
(preliminary and unaudited)

Earnings before interest and taxes (EBIT) is defined as income from continuing operations less interest expense, interest income and income tax expense. EBIT margin is defined as EBIT as a percentage of revenue.

Adjusted EBIT is computed by excluding from EBIT the impact of certain first quarter fiscal 2016 items including separation costs, the gain on a divestiture, and SEC settlement-related items. Adjusted EBIT margin is computed as adjusted EBIT as a percentage of revenue.

A reconciliation of adjusted EBIT and EBIT to income from continuing operations is as follows:

	Quarter Ended
(Amounts in millions)	July 3, 2015	July 4, 2014
Adjusted EBIT	$245	$248
Separation costs	(18)	—
Gain on divestiture	22	—
SEC settlement-related items	3	—
EBIT	252	248
Interest expense	(35)	(39)
Interest income	11	5
Income tax expense	(64)	(55)
Income from continuing operations	$164	$159

Adjusted EBIT margin	8.9%	7.7%
EBIT margin	9.1%	7.7%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. Free cash flow is further adjusted for certain non-recurring cash flow items, such as (i) separation-related payments, (ii) payments related to the fiscal 2015 fourth quarter special restructuring, (iii) SEC settlement-related payments, and (iv) the sale of accounts receivables.

A reconciliation of free cash flow to net cash provided by operating activities is as follows:

	Quarter Ended
(Amounts in millions)	July 3, 2015	July 4, 2014
Net cash provided by operating activities	$324	$273
Net cash (used in) provided by investing activities	(84)	(114)
Business dispositions	(34)	(5)
Payments on capital leases and other long-term asset financings	(69)	(84)
Separation-related payments	11	—
Payments on special restructuring costs	19	—
SEC settlement-related payments	186	—
Sale of NPS accounts receivables	(233)	—
Free cash flow	$120	$70

Non-GAAP Results
(preliminary and unaudited)

Non-GAAP results are financial measures calculated by excluding certain items, which management believes are not indicative of the Company's operating performance. A reconciliation of select non-GAAP results to reported results is as follows:

	Quarter ended July 3, 2015
(Amounts in millions, except per-share amounts)	As reported	Separation costs	Gain on divestiture	SEC settlement-related items	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$2,026	$—	$—	$—	$2,026

Selling, general and administrative (excludes restructuring costs)	$284	$—	$—	$3	$287

Income (loss) from continuing operations, before taxes	$228	$(18)	$22	$3	$221
Income tax expense (benefit)	64	(6)	8	1	61
Income (loss) from continuing operations	$164	$(12)	$14	$2	$160

Net income (loss)	$164	$(12)	$14	$2	$160
Less: net income attributable to noncontrolling interest, net of tax	4	—	—	—	4
Net income (loss) attributable to CSC common stockholders	$160	$(12)	$14	$2	$156

Effective tax rate	28.1%	34.6%	34.6%	34.6%	27.9%

Basic EPS from continuing operations	$1.16	$(0.09)	$0.10	$0.01	$1.13
Diluted EPS from continuing operations	$1.14	$(0.09)	$0.10	$0.01	$1.11

Weighted average common shares outstanding for:
Basic EPS	137.917	137.917	137.917	137.917	137.917
Diluted EPS	140.801	140.801	140.801	140.801	140.801